Exhibit 23




Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-43655), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-28877), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-59573), to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-24952), to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-28096), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-32275), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-55816), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-56739), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-14369), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-14369-
01), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-17181), of our report dated February 4, 1999, appearing on page 57 of The Montana Power Company's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
March 30, 1999